Exhibit 99.2 For Immediate Release January 10, 2007

Pacific Copper Corp. acquires subsidiaries in Chile and Peru

Pacific Copper Corp. (OTCBB: PPFP) (the “Company”) has completed the previously announced transactions in Chile and Peru to acquire substantially all of the interests in Pacific Copper Chile Limitada, and Pacific Copper Peru S.R.C., each of which are now 99%-owned subsidiaries of the Company, and which in Chile own a number of prospective mineral concessions upon which initial exploration work has commenced. Mineral property acquisitions will be announced in Peru when completed.

On January 8, 2008, the Company acquired Sociedad Pacific Copper Chile Limitada, a Chilean limited liability partnership (“Pacific LTDA”) pursuant to Share Exchange Agreement as of April 11, 2007 (the “Chile Agreement”). Pacific LTDA owns certain mineral claims located in the Carrizal, Cerro Blanco and Carrera Pinto mining districts in Chile (the “Chile Claims”). The Company issued 6,150,000 of its common shares to the former shareholders of Pacific LTDA as consideration for the acquisition (the “Consideration Shares”). The Consideration Shares were issued in escrow, pursuant to an escrow agreement, pending the completion of certain post-closing items. Subject to a 1% interest held by the Manager of Pacific LTDA, as an accommodation to the Company (which 1% interest is under option to the Company), Pacific LTDA is now a subsidiary of Pacific Copper. We do not consider the Chile Claims to be material assets as of the date of this report; however, our assessment may change after further exploration of the Chile Claims is completed.

Pacific LTDA’s main holdings are in the Carrizal District, the Cerro Blanco District and the Carrera Pinto District (collectively the “Districts”). According to public records, each of the Districts had many copper veins with precious metal by-products. Pacific Copper has not confirmed these reports. The Districts have been largely ignored more recently and, to the knowledge of the Company, no serious effort has been made during the last 100 years to locate any mineralizing porphyry systems. Currently there is a renewed interest in the Carrera Pinto area, with several major mining companies planning drilling operations. Pacific LTDA has a significant land position covering six major porphyry targets in the Districts, and is currently implementing an exploration program including mapping, geophysics and in certain cases drilling of targets on these concessions.

You can find more detailed information with respect to the company’s projects, corporate information and leadership team at the company’s website: www.pacificcopper.com

Investor Relations info@pacificcopper.com
Steve McGuire or Gerry Jardine at (800) 877-1626	Corporate Office (866) 798-1839

Should you have any questions or comments, please do not hesitate to contact the Company or our Investor Relations people at the referenced numbers above.

FORWARD-LOOKING STATEMENTS: This news release contains certain “forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns of unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates of opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.